EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in the Registration Statement of PDI, Inc. on Form S-8 (File No. 333-61231) and in the Registration Statement of PDI, Inc. on Form S-3 (File No. 333-50024) of our report dated February 15, 2002, on our audits of the financial statements of PDI, Inc. as of December 31, 2001 and 2000, and for the years ended December 31, 2001, 2000 and 1999, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 12, 2002